Pilgrim’s Pride Reports Net Sales of $2.84 Billion, GAAP Operating Income of $185 Million and GAAP EPS of $0.43 for the Second Quarter of 2018. Excluding One-time Items, Adjusted Operating Income of $212 Million.

GREELEY, Colo., August 1, 2018 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports second quarter 2018 financial results.

Second Quarter Highlights

•	Net Sales of $2.84 billion, +3.1% vs same quarter last year (+26.0% if excluding the Moy Park numbers from last year). Net Income of $106.5 million.

•
Adjusted Operating Income of $212.4 million (or a 7.5% margin), excluding the impact of grain derivative loss and one-time expense. Adjusted Operating Income margins of 6.5% in U.S., 16.6% in Mexico and 4.8% in Europe operations, respectively.

•	Adjusted EBITDA of $282.5 million (or a 10.0% margin) and Adjusted EPS of $0.53.

•
Portfolio strategy along with history of acquisitions and investments, with our international operations now accounting for about 30% of sales. The increased diversification and addition of differentiated products with Key Customer approach has continued to generate growth while moderating margin compression in any specific market.

•
Mexican operations continue to deliver solid results with EBITDA margins of 19.6%, driven by strong operating performance and growing demand for chicken. Investments into premium Pilgrim’s brand is gaining momentum and producing great results.

•
New U.S. credit facility was substantially oversubscribed and received strong support from lending partners with favorable terms for future benefits, solidifying our capital structure to pursue strategic intent.

Unaudited (2), In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended	Thirteen Weeks Ended		Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 1, 2018	June 25, 2017	Y/Y Change	July 1, 2018	June 25, 2017	Y/Y Change
Net Sales	$2,836.7	$2,752.3	+3.1%	$5,583.4	$5,231.6	+6.7%
GAAP EPS	$0.43	$0.94	-54.3%	$0.91	$1.32	-31.1%
Operating Income	$185.1	$378.3	-51.1%	$386.7	$545.1	-29.1%
Adjusted EBITDA (1)	$282.5	$448.9	-37.1%	$547.9	$680.2	-19.5%
Adjusted EBITDA Margin (1)	10.0%	16.3%	-6.3pts	9.8%	13.0%	-3.2pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

(2)	Figures have been adjusted to include full-quarter of Moy Park, in accordance to U.S. GAAP.

“During Q2 market conditions within our U.S. operations were mixed, with the commodity segment counter seasonal and weak whereas the less commodity businesses continued to be strong and well balanced. Despite some volatility in feed and less than ideal market conditions in the commodity chicken sector, the investments we made over the past few years, the recent acquisitions and our capture of operational improvements, and the strength of our small bird and case-ready businesses helped us to offset some of the impact from the commodity markets and contribute to the evolution of our portfolio in supporting our vision to become the best and most respected company in our industry,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“Mexico once again delivered strong results during the quarter as we had strong operating performance as well as very good demand for chicken. Our volumes increased during the quarter, driving a robust EBITDA performance of 19.6% which together with our differentiated strategy and dedication of our team members, extended the outperformance over the main competition over the past few years. Our Prepared Foods are growing at a double digit rate and are generating strong results under both premium Pilgrim’s and Del Dia to drive the evolution of our Mexican portfolio towards more differentiated, higher-value products, and ultimately margin expansion.”

“In Europe, we are already recording an improvement in performance and are seeing expected results from the integration, with significant share gained at a key customer and several other projects to further optimize our relationships, highlighting how our newly acquired operations are already benefiting from our team’s enhanced focus on Key Customer strategy. The operational improvements initiatives are also going well and we are slightly ahead of our $50 million synergy target for the next two years, supporting a margin increase of 70bps. We are innovating in the market in Europe by continuing to develop exciting products to satisfy a growing consumer demand for chicken and alternative forms of protein, which can be easily adapted to other markets we participate in.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, August 2, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc180802.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through November 2, 2018.

About Pilgrim’s Pride

Pilgrim’s employs approximately 51,400 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K., and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1, 2018	December 31, 2017
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$640,842	$581,510
Restricted cash	33,185	8,021
Trade accounts and other receivables, less allowance for doubtful accounts	589,933	565,478
Accounts receivable from related parties	1,179	2,951
Inventories	1,190,017	1,255,070
Prepaid expenses and other current assets	132,820	102,550
Assets held for sale	2,904	708
Total current assets	2,590,880	2,516,288
Deferred tax assets	3,149	—
Other long-lived assets	18,276	18,165
Identified intangible assets, net	593,751	617,163
Goodwill	982,560	1,001,889
Property, plant and equipment, net	2,113,953	2,095,147
Total assets	$6,302,569	$6,248,652

Accounts payable	$815,696	$733,027
Accounts payable to related parties	26,941	2,889
Revenue contract liability	32,200	36,607
Accrued expenses and other current liabilities	407,442	410,152
Income taxes payable	60,174	222,073
Current maturities of long-term debt	44,606	47,775
Total current liabilities	1,387,059	1,452,523
Long-term debt, less current maturities	2,584,486	2,635,617
Deferred tax liabilities	196,561	208,492
Other long-term liabilities	80,045	96,359
Total liabilities	4,248,151	4,392,991
Common stock	2,604	2,602
Treasury stock	(231,758)	(231,758)
Additional paid-in capital	1,938,140	1,932,509
Retained earnings	399,902	173,943
Accumulated other comprehensive income (loss)	(63,584)	(31,140)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,045,304	1,846,156
Noncontrolling interest	9,114	9,505
Total stockholders’ equity	2,054,418	1,855,661
Total liabilities and stockholders’ equity	$6,302,569	$6,248,652

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
	(In thousands, except per share data)
Net sales	$2,836,713	$2,752,286	$5,583,391	$5,231,626
Cost of sales	2,562,491	2,277,454	5,021,504	4,500,410
Gross profit	274,222	474,832	561,887	731,216
Selling, general and administrative expense	87,975	92,148	173,258	181,808
Administrative restructuring charges	1,135	4,349	1,924	4,349
Operating income	185,112	378,335	386,705	545,059
Interest expense, net of capitalized interest	40,267	22,567	90,567	41,679
Interest income	(4,834)	(1,104)	(6,424)	(1,472)
Foreign currency transaction losses (gains)	5,630	(2,303)	3,909	(1,612)
Miscellaneous, net	(817)	(1,272)	(2,434)	(4,115)
Income before income taxes	144,866	360,447	301,087	510,579
Income tax expense	38,522	115,256	75,519	164,650
Net income	106,344	245,191	225,568	345,929
Less: Net income from Granite Holdings Sàrl prior to acquisition by Pilgrim's Pride Corporation	—	11,118	—	17,393
Less: Net income (loss) attributable to noncontrolling interests	(197)	432	(391)	974
Net income attributable to Pilgrim’s Pride Corporation	$106,541	$233,641	$225,959	$327,562

Weighted average shares of common stock outstanding:
Basic	248,981	248,753	248,909	248,722
Effect of dilutive common stock equivalents	76	220	116	228
Diluted	249,057	248,973	249,025	248,950

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.43	$0.94	$0.91	$1.32
Diluted	$0.43	$0.94	$0.91	$1.32

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twenty-Six Weeks Ended
	July 1, 2018	June 25, 2017
	(In thousands)
Cash flows from operating activities:
Net income	$225,568	$345,929
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	139,479	132,613
Noncash loss on early extinguishment of debt	4,918	—
Foreign currency transaction loss related to borrowing arrangements	4,221	5,634
Amortization of premium related to Senior Notes	(334)	—
Accretion of discount related to Senior Notes	321	—
Impairment expense	573	3,534
Loss (gain) on property disposals	239	(768)
Gain on equity method investment	(32)	(30)
Share-based compensation	5,633	1,947
Deferred income tax expense (benefit)	(11,927)	25,857
Changes in operating assets and liabilities:
Trade accounts and other receivables	(31,913)	(93,391)
Inventories	60,303	(93,901)
Prepaid expenses and other current assets	(31,099)	(15,323)
Accounts payable, accrued expenses and other current liabilities	103,991	(46,506)
Income taxes	(161,571)	73,207
Long-term pension and other postretirement obligations	(5,323)	(3,916)
Other operating assets and liabilities	942	(1,337)
Cash provided by operating activities	303,989	333,549
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(155,188)	(197,989)
Business acquisition	—	(359,698)
Proceeds from property disposals	1,205	1,466
Cash used in investing activities	(153,983)	(556,221)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	604,062	1,013,662
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(673,452)	(591,904)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	5,558	5,038
Payment of capitalized loan costs	(5,708)	(2,777)
Purchase of common stock under share repurchase program	—	(14,641)
Cash provided by (used in) financing activities	(69,540)	409,378
Effect of exchange rate changes on cash and cash equivalents	4,030	9,273
Increase (decrease) in cash, cash equivalents and restricted cash	84,496	195,979
Cash, cash equivalents and restricted cash, beginning of period	589,531	297,524
Cash, cash equivalents and restricted cash, end of period	$674,027	$493,503

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
	(In thousands)
Net income	$106,344	$245,191	$225,568	$345,929
Add:
Interest expense, net	35,433	21,463	84,143	40,207
Income tax expense (benefit)	38,522	115,256	75,519	164,650
Depreciation and amortization	70,278	69,941	139,479	132,613
Minus:
Amortization of capitalized financing costs	2,453	1,366	4,210	4,576
EBITDA	248,124	450,485	520,499	678,823
Add:
Foreign currency transaction losses (gains)	5,630	(2,303)	3,909	(1,612)
Acquisition charges	125	—	304	—
Derivative loss (gain)	24,002	(3,236)	17,621	(344)
Restructuring charges	1,135	4,349	1,924	4,349
Non-recurring expense	3,298	—	3,298	—
Minus:
Net income (loss) attributable to noncontrolling interest	(197)	432	(391)	974
Adjusted EBITDA	$282,511	$448,863	$547,946	$680,242

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Twenty-Six Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
	(In thousands)
Net income from continuing operations	$106,344	$245,191	$225,568	$345,929	3.75%	8.91%	4.04%	6.61%
Add:
Interest expense, net	35,433	21,463	84,143	40,207	1.25%	0.78%	1.51%	0.77%
Income tax expense	38,522	115,256	75,519	164,650	1.36%	4.19%	1.35%	3.15%
Depreciation and amortization	70,278	69,941	139,479	132,613	2.48%	2.54%	2.50%	2.53%
Minus:
Amortization of capitalized financing costs	2,453	1,366	4,210	4,576	0.09%	0.05%	0.08%	0.09%
EBITDA	248,124	450,485	520,499	678,823	8.75%	16.38%	9.32%	12.98%
Add:
Foreign currency transaction losses (gains)	5,630	(2,303)	3,909	(1,612)	0.20%	(0.08)%	0.07%	(0.03)%
Acquisition charges	125	—	304	—	—%	—%	0.01%	—%
Derivative loss (gain)	24,002	(3,236)	17,621	(344)	0.85%	(0.12)%	0.32%	(0.01)%
Restructuring charges	1,135	4,349	1,924	4,349	0.04%	0.16%	0.03%	0.08%
Non-recurring expense	3,298	—	3,298	—	0.12%	—%	0.06%	—%
Minus:
Net income (loss) attributable to noncontrolling interest	(197)	432	(391)	974	(0.01)%	0.02%	(0.01)%	0.02%
Adjusted EBITDA	$282,511	$448,863	$547,946	$680,242	9.96%	16.32%	9.81%	13.00%

Net Revenue:	$2,836,713	$2,752,286	$5,583,391	$5,231,626	$2,836,713	$2,752,286	$5,583,391	$5,231,626

A reconciliation of GAAP Operating Income to Adjusted Operating Income is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
	(In thousands)
GAAP Operating Income	$185,112	$378,335	$386,705	$545,059
Derivative loss (gain)	$24,002	$(3,236)	$17,621	$(344)
Non-recurring expense	$3,298	$—	$3,298	$—
Adjusted Operating Income	$212,412	$375,099	$407,624	$544,715

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$106,541	$233,641	$225,959	$327,562
Loss on early extinguishment of debt	2,000	—	11,661	—
Acquisition and restructuring charges, net of taxes	944	—	1,669	2,918
Derivative loss (gain)	17,982	(2,171)	13,201	(231)
Foreign currency transaction losses (gains)	5,630	(2,303)	3,909	(1,612)
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	133,097	229,167	249,990	328,480
Weighted average diluted shares of common stock outstanding	249,057	248,973	249,025	248,950
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.53	$0.92	$1.00	$1.32

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
	(In thousands, except per share data)
GAAP EPS	$0.43	$0.94	$0.91	$1.32
Loss on early extinguishment of debt	0.01	—	0.05	—
Acquisition and restructuring charges, net of taxes	—	—	0.01	0.01
Derivative loss (gain)	0.07	(0.01)	0.05	—
Foreign currency transaction losses (gains)	0.02	(0.01)	(0.01)	(0.01)
Adjusted EPS	$0.53	$0.92	$1.00	$1.32

Weighted average diluted shares of common stock outstanding	249,057	248,973	249,025	248,950

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,899,435	$1,882,142	$3,740,540	$3,618,547
Europe:	563,102	500,681	1,107,402	959,530
Mexico:	374,176	369,463	735,449	653,549
Total net sales:	$2,836,713	$2,752,286	$5,583,391	$5,231,626

Sources of cost of sales by country of origin:
US:	$1,745,511	$1,547,252	$3,404,245	$3,095,502
Europe:	513,991	451,232	1,015,559	868,750
Mexico:	302,973	278,993	601,708	536,205
Elimination:	16	(23)	(8)	(47)
Total cost of sales:	$2,562,491	$2,277,454	$5,021,504	$4,500,410

Sources of gross profit by country of origin:
US:	$153,924	$334,889	$336,295	$523,044
Europe:	49,111	49,450	91,843	90,780
Mexico:	71,203	90,470	133,741	117,345
Elimination:	(16)	23	8	47
Total gross profit:	$274,222	$474,832	$561,887	$731,216

Sources of operating income by country of origin:
US:	$99,469	$277,602	$226,755	$411,159
Europe	23,662	18,933	45,075	33,304
Mexico:	61,997	81,777	114,867	100,549
Elimination:	(16)	23	8	47
Total operating income:	$185,112	$378,335	$386,705	$545,059